Exhibit 23.2
                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Washington Trust Bancorp, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.


KPMG, LLP
------------------------
KPMG, LLP
Providence, Rhode Island
July 28, 2000